Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT is made effective as of August 22, 2022 (the “Amendment”), by and among ENERGY 11 OPERATING COMPANY, LLC, a Delaware limited liability company (“Energy 11 Operating”) and ENERGY 11, L.P., a Delaware limited partnership (“Energy 11 LP”; Energy 11 Operating and Energy 11 LP are jointly, severally and collectively referred to herein as the “Borrowers” and each individually as a “Borrower”), ENERGY 11 GP, LLC, a Delaware limited liability company (“the “Guarantor”), each of the Lenders from time to time party hereto, BANCFIRST, an Oklahoma chartered bank (in its individual capacity, “BancFirst”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, Borrowers and Lenders entered into that certain Credit Agreement executed on May 13, 2021, as amended by that certain First Amendment to Credit Agreement dated as of March 10, 2022 (the “Existing Credit Agreement”), for the purpose and consideration therein expressed; and

WHEREAS, the loan described in the Existing Credit Agreement is currently evidenced by those certain promissory notes from Borrowers in favor of each of the Lenders dated as of May 13, 2021 in the aggregate principal amount of $60,000,000.00 (the “Existing Notes”);

WHEREAS, Borrowers and Lenders desire to amend the Existing Credit Agreement as set forth herein; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Existing Credit Agreement, in consideration of the loans and other extensions of credit which may hereafter be made by Bank to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS AND REFERENCES

Section 1.1         Terms Defined in the Existing Credit Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Existing Credit Agreement shall have the same meanings whenever used in this Amendment.

Section 1.2         Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

“Amendment” means this Second Amendment to Credit Agreement.

“Amendment Documents” means this Amendment, any amendments to existing security documents deemed necessary by Administrative Agent and all other Loan Documents executed and delivered in connection herewith.

“Credit Agreement” means the Existing Credit Agreement as amended hereby.

ARTICLE II.

AMENDMENTS TO EXISTING CREDIT AGREEMENT

Section 2.1.         Amendment to Section 2.06 of the Existing Credit Agreement.

(a)         All references to the phrase “Borrowing Base and Monthly Commitment Reduction and Half Life” set forth in Section 2.06 of the Existing Credit Agreement are hereby deleted and replaced with “Borrowing Base and Monthly Commitment Reduction and Half Life and PV-9”.

(b)         All references to the phrase “Borrowing Base, Monthly Commitment Reduction and Half Life” set forth in Section 2.06 of the Existing Credit Agreement are hereby deleted and replaced with “Borrowing Base, Monthly Commitment Reduction, Half Life and PV-9”.

(c)         Paragraph “(c)”, Scheduled and Interim Redetermination Procedure, of Section 2.06 is hereby amended and restated in its entirety as follows:

(c)         Scheduled and Interim Redetermination Procedure.

(i)         Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows: upon receipt by the Administrative Agent of (A) the Reserve Report and the certificate required to be delivered by the Borrowers, in the case of a Scheduled Redetermination, pursuant to Section 8.12(a) and (c), and, in the case of an Interim Redetermination, pursuant to Section 8.12(a) and (c), and (B) such other reports, data and supplemental information, including, without limitation, the information provided pursuant to Section 8.12(c), as may, from time to time, be reasonably requested by the Required Lenders (the Reserve Report, such certificate and such other reports, data and supplemental information being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall, in good faith, propose a new Borrowing Base (the “Proposed Borrowing Base”), Monthly Commitment Reduction (the “Proposed MCR”), Half Life (the “Proposed Half Life”) and PV-9 (the “Proposed PV-9”; the Proposed Borrowing Base, Proposed MCR, Proposed Half Life and Proposed PV-9 are collectively referred to herein as the “Proposed Measurements”) based upon such information and such other information (including, without limitation, the status of title information with respect to the proved Oil and Gas Properties as described in the Engineering Reports and the existence of any other Debt) as the Administrative Agent deems appropriate in its sole discretion and consistent with its normal oil and gas lending criteria as it exists at the particular time. In no event shall the Proposed Borrowing Base exceed the Aggregate Maximum Credit Amount.

(ii)         The Administrative Agent shall notify the Borrowers and the Lenders of the Proposed Measurements (the “Proposed Borrowing Base Notice”):

(A)         in the case of a Scheduled Redetermination (1) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrowers pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on or before March 1st (or such date promptly thereafter as reasonably practicable) and September 1st (or such date promptly thereafter as reasonably practicable) of such year following the date of delivery or (2) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrowers pursuant to Section 8.12(a) and (c) in a timely and complete manner, then promptly after the Administrative Agent has received complete Engineering Reports from the Borrowers and has had a reasonable opportunity to determine the Proposed Measurements in accordance with Section 2.06(c)(i), and in any event within fifteen (15) days after the Administrative Agent has received the required Engineering Reports; and

(B)         in the case of an Interim Redetermination, promptly, and in any event, within fifteen (15) days after the Administrative Agent has received the required Engineering Reports.

(iii)         Any Proposed Borrowing Base that would increase the Borrowing Base then in effect and any Proposed PV-9 that would increase the PV-9 then in effect must be approved or deemed to have been approved by all of the Lenders as provided in this Section 2.06(c)(iii); and any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect and any Proposed PV-9 that would decrease or maintain the PV-9 then in effect must be approved or be deemed to have been approved by the Required Lenders as provided in this Section 2.06(c)(iii). Upon receipt of the Proposed Borrowing Base Notice, each Lender shall have fifteen (15) days to agree with the Proposed Borrowing Base and with the Proposed PV-9 or disagree with the Proposed Borrowing Base and with the Proposed PV-9 by proposing an alternate Borrowing Base and/or alternate PV-9. If at the end of such fifteen (15) days, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be an approval of the Proposed Borrowing Base and of the Proposed PV-9. If, at the end of such 15-day period, all of the Lenders, in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect or in the case of a Proposed PV-9 that would increase the PV-9 then in effect, or the Required Lenders, in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base and or the PV-9 then in effect, have approved or deemed to have approved, as aforesaid, then the Proposed Borrowing Base shall become the new Borrowing Base and the Proposed PV-9 shall become the new PV-9, effective on the date specified in Section 2.06(d). If, however, at the end of such 15-day period, all of the Lenders or the Required Lenders, as applicable, have not approved or deemed to have approved, as aforesaid, then the Administrative Agent shall (A) notify the Borrowers of the Proposed Measurements and which Lenders have not approved or been deemed to have approved of the Proposed Borrowing Base and/or the Proposed PV-9 and (B) poll the Lenders to ascertain the highest Borrowing Base and PV-9 then acceptable to a number of Lenders sufficient to constitute the Required Lenders for purposes of this Section 2.06(d) and, so long as such amount does not increase the Borrowing Base and/or the PV-9 then in effect, such amount shall become the new Borrowing Base and/or PV-9, effective on the date specified in Section 2.06(d).

(e)         Effectiveness of a Redetermined Borrowing Base. After a redetermined Borrowing Base, Monthly Commitment Reduction, Half Life and PV-9 are approved or are deemed to have been approved by all of the Lenders or the Required Lenders, as applicable, pursuant to Section 2.06(c)(iii), the Administrative Agent shall notify the Borrowers and the Lenders of the amount of the redetermined Borrowing Base, redetermined Monthly Commitment Reduction, redetermined Half Life and redetermined PV-9 (the “New Borrowing Base Notice”), and such figures shall become the new Borrowing Base, effective and applicable to the Borrowers, the Agents, and the Lenders:

(i)         in the case of a Scheduled Redetermination, (A) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrowers pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on the March 1st or September 1st, as applicable, following such notice, or (B) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrowers pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on the Business Day next succeeding delivery of such notice; and

(ii)         in the case of an Interim Redetermination, on the Business Day next succeeding delivery of such notice.

Such amounts shall then become the Borrowing Base, Monthly Commitment Reduction, Half Life and PV-9 until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to such amounts under Section 8.13(c) or Section 9.12, whichever comes first. Notwithstanding the foregoing, no Scheduled Redetermination or Interim Redetermination shall become effective until the New Borrowing Base Notice related thereto is received by the Borrowers.

Section 2.2         Amendment to Section 8.19 of the Existing Credit Agreement.

(a)         Section 8.19 of the Existing Credit Agreement is hereby amended and restated as follows:

8.19         Required Swap Agreements.

Subject to Section 9.19 below: (i) if the aggregate Revolving Exposure of all Lenders is greater than 30% of the PV-9 (calculated on a roll forward basis), Borrowers shall enter into Swap Agreements with an Approved Counterparty of at least 50% of the reasonably anticipated projected production from proved, developed, producing Oil and Gas Properties of the Borrowers (or more current reports of production approved by Agent) but no more than 85% of such projected volumes for periods of up to, but not in excess of 24 months (ii) if the aggregate Revolving Exposure of all Lenders is less than or equal to 30% but greater than 20% of the PV-9 (calculated on a roll forward basis), Borrowers shall enter into Swap Agreements with an Approved Counterparty of at least 50% of its current volumes of the reasonably anticipated projected production from proved, developed, producing Oil and Gas Properties of the Borrowers for periods of up to, but not in excess of 12 months; and (iii) Borrowers, in their discretion, may enter into Swap Agreements with an Approved Counterparty if the aggregate Revolving Exposure of all Lenders is less than or equal to 20% of the PV-9 (calculated on a roll forward basis). For the purposes hereof, the roll forward PV-9 shall be determined by Agent in accordance with the procedures set forth in Section 2.06 above.

ARTICLE III.

CONDITIONS OF EFFECTIVENESS

Section 3.1         Effective Date. This Amendment shall become effective as of the date first above written when and only when:

(a)         Amendment Documents. Bank shall have received duly executed and delivered counterparts of each Amendment Document (i) in form, substance and date satisfactory to Bank and (ii) in such numbers as Bank or its counsel may reasonably request.

(b)         Collateral Matters. Borrower shall have executed and delivered an amendment to any Loan Document including, additional mortgages or deeds of trust, deemed necessary by Bank.

(c)         Officer’s Certificate. Bank shall have received a certificate of the manager or other responsible officer of Borrower certifying as of the date of this Amendment (i) that there have been no changes to its organizational ddocuments since the Closing Date, (ii) the resolutions of Borrower approving this Amendment, the other Amendment Documents and the related transactions, and (iii) the signature and incumbency certificates of the officers of Borrower (which certification may, if applicable, be by reference to previously delivered incumbency certificates).

(d)         Existence & Good Standing Certificates. Borrower shall be in existence and in good standing with the State of Oklahoma.

(e)         Completion of Proceedings. All partnership, limited liability company, corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to Bank.

(f)         Other Documentation. Bank shall have received all documents and instruments which Bank has then reasonably requested, in addition to those described in this Section 3.1. All such additional documents and instruments shall be reasonably satisfactory to Bank in form, substance and date.

(g)         No Default. No event shall have occurred and be continuing that would constitute an Event of Default or a Default.

(h)         Loan Fee. Administrative Agent and Lenders shall have received any loan fees due pursuant to the terms of the Existing Credit Agreement or any fee letter or other understanding.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.1         Representations and Warranties of Borrower. In order to induce Bank to enter into this Amendment, Borrower represents and warrants to Bank that:

(a)         All representations and warranties made by it in any Loan Document are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of time of the effectiveness hereof as if such representations and warranties had been made as of the time of the effectiveness hereof (except to the extent that such representation or warranty was made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such specific date).

(b)         It has duly taken all limited liability company action necessary to authorize the execution and delivery by it of the Amendment Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder.

(c)         The execution and delivery by it of the Amendment Documents to which it is a party, the performance by it of its obligations under such Amendment Documents, and the consummation of the transactions contemplated by such Amendment Documents, do not and will not (a) conflict with, violate or result in a breach of any provision of (i), to its knowledge, any Law, (ii) its organizational documents, or (iii) any material agreement, judgment, license, order or permit applicable to or binding upon it, (b) result in the acceleration of any indebtedness owed by it, or (c) result in or require the creation of any lien upon any of its assets or properties except as expressly contemplated or permitted in the Loan Documents. Except (x) as expressly contemplated in the Amendment Documents and (y) such as have been obtained or made and are in full force and effect, to its knowledge, no permit, consent, approval, authorization or order of, and no notice to or filing with, any governmental authority or third party is required on the part of or in its respect in connection with the execution, delivery or performance by it of any Amendment Document or to consummate any transactions contemplated by the Amendment Documents.

(d)         This Amendment is, and the other Amendment Documents when duly executed and delivered will be, legal, valid and binding obligations of it, enforceable against it in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights and by general principles of equity.

ARTICLE V.

MISCELLANEOUS

Section 5.1         Borrowing Base. From the date hereof through the next Borrowing Base Determination, the Borrowing Base shall be $45,000,000.00, the Monthly Commitment Reduction shall be $1,000,000.00, the Half Life shall be 60 months, and the PV-9 shall be $236,000,000. Borrowers acknowledge that this Amendment satisfies all notification requirements set forth in the Agreement pertaining to the Borrowing Base.

Section 5.2         Ratification of Agreements. The Existing Credit Agreement as hereby amended is hereby ratified and confirmed in all respects. The Loan Documents, as they may be amended or affected by the various Amendment Documents, are hereby ratified and confirmed in all respects. Any reference to the Loan Agreement in any Loan Document shall be deemed to be a reference to the Existing Credit Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment and the other Amendment Documents shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of Bank under the Loan Agreement, the Note, or any other Loan Document nor constitute a waiver of any provision of the Loan Agreement, the Note or any other Loan Document.

Section 5.3         Waiver and Release. In consideration of the amendments contained herein, Borrower hereby waives and releases the Bank from any and all claims and defenses, known or unknown, with respect to the Existing Credit Agreement and the other Loan Documents and the transactions contemplated thereby. Borrower agrees to execute and deliver all documents and instruments requested by Bank in connection with the subject matter hereof, which shall be reasonably satisfactory to Bank in form, substance and date and each such document or instrument is a Loan Document.

Section 5.4         Survival of Agreements. All of Borrower’s various representations, warranties, covenants and agreements in the Amendment Documents shall survive the execution and delivery thereof and the performance thereof, including the making or granting of the Loans and the delivery of the other Loan Documents, and shall further survive until all of the Indebtedness is paid in full to Bank and all of Bank’s obligations to Borrower are terminated.

Section 5.5         Fees and Expenses. The Borrower hereby agrees to pay all reasonable attorney fees and legal expenses incurred by Bank in preparation, execution and implementation of this Amendment.

Section 5.6         Loan Documents. The Amendment Documents are each a Loan Document, and all provisions in the Existing Credit Agreement pertaining to Loan Documents apply thereto.

Section 5.7         Governing Law. This Amendment shall be governed by, and construed in accordance with, the Laws of the State of Oklahoma.

Section 5.8         Counterparts; Fax. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. The Amendment Documents may be validly executed by facsimile or other electronic transmission.

THIS AMENDMENT AND THE OTHER AMENDMENT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

The remainder of this page has been left intentionally blank.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWERS:	ENERGY 11 OPERATING COMPANY, LLC, a Delaware limited liability company

By: ENERGY 11, L.P., a Delaware limited partnership
Title: Sole Member

By: ENERGY 11 GP, LLC, a Delaware limited liability company
Title: General Partner

By: /s/ David McKenney
David McKenney, Manager

ENERGY 11, L.P.
By: ENERGY 11 GP, LLC, a Delaware limited liability company
Title: General Partner

By: /s/ David McKenney
David McKenney, Manager

GUARANTOR:	ENERGY 11 GP, LLC, a Delaware limited liability company

By: /s/ David McKenney
David McKenney, Manager

ADMINISTRATIVE

AGENT/LENDER:                                                     BANCFIRST, as Administrative Agent and a Lender

By:          /s/ Heather Healey Whiteside

Heather Healey Whiteside, Vice President

LENDER:                                                                     MIDFIRST BANK

By:          /s/ Chay Kramer

Chay Kramer, Vice President

LENDER:                                                                     GATEWAY FIRST BANK

By:          /s/ Charlie Crouse

Charlie Crouse, Senior Commercial Banking Executive

LENDER:                                                                     PEGASUS BANK

By:          /s/ Brian Petet

Brian Petet, Executive Vice President

Signature Page to Second Amendment to Credit Agreement

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